Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

DeFi Development Corp.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.00001 per share, reserved for issuance under the Registrant's 2023 Equity Incentive Plan	(1)	Other	2,396,784	$5.7150	$13,697,620.56	0.0001381	$1,891.64
Equity	Common stock, par value $0.00001 per share, reserved for issuance under the Registrant's 2025 Employee Stock Purchase Plan	(2)	Other	399,464	$5.7150	$2,282,936.76	0.0001381	$315.27

Total Offering Amounts:						$15,980,557.32		2,206.91
Total Fee Offsets:								0.00
Net Fee Due:								$2,206.91

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

Estimated solely for the purpose of calculating the registration fee according to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high ($5.92) and low ($5.51) prices of the Registrant’s common stock reported on the Nasdaq Capital Market on January 26, 2026, which is within five business days prior to filing this registration statement.

(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

Estimated solely for the purpose of calculating the registration fee according to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high ($5.92) and low ($5.51) prices of the Registrant’s common stock reported on the Nasdaq Capital Market on January 26, 2026, which is within five business days prior to filing this registration statement.